UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 4, 2014

AMERICAN MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 Caughlin Crossing, Suite 100

Reno, Nevada 89519

(Address of principal executive offices and Zip Code)

(702) 465-5213

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 4, 2014, the Registrant acquired a 100% interest in 21 contiguous mineral claims consisting of 1,281 acres located approximately 100 km northeast of Deer Lake, Newfoundland (the “Jackson Arm Property”). The mineral licenses underlying the Jackson Arm Property are registered with the Government of Newfoundland and Labrador and are presently in good standing. The property was acquired from Terracan Resources Ltd. for $32,750 ($30,000 USD).

There can be no assurance that commercially producible reserves of valuable minerals exist on the Jackson Arm Property, or that the Registrant will discover them, if they exist. If the Registrant is unable to find reserves of valuable minerals or if it cannot remove the minerals because it either does not have the capital to do so, or because it is not economically feasible to do so, then the Registrant will abandon its interest in the Jackson Arm Property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MINING CORPORATION

/s/ Andrew Grundman
Andrew Grundman
President
Date: April 7, 2014